UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ASHFORD HOSPITALITY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein

	Chief Financial Officer	Investor Relations	Financial Relations Board

	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD CORRECTS UNITE HERE’S MISLEADING STATEMENTS

ISS Recommends For All Ashford Trust Director Nominees

DALLAS—May 7, 2015—Ashford Hospitality Trust, Inc. (NYSE: AHT)  (“Ashford Trust” or the “Company”) today clarifies further misleading statements made by UNITE HERE, a labor union activist that owns a negligible amount of shares for the sole purpose of furthering its own interests, at considerable time and expense to the Company and its management, and to the detriment of Ashford shareholders.

The union has a long history of using a nominal holding in a company’s shares to manipulate corporate governance for its bargaining advantage in matters unrelated to corporate governance.  On several prior occasions, the union has tried this same tactic with Ashford. This year, once again, the Company has had to expend considerable time and expense on correcting misstatements by the union and ensuring that its shareholders are fully informed of the ramifications of the union’s proposals.

ISS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL ASHFORD DIRECTOR NOMINEES

The Ashford Trust Board of Directors and executive management have and will continue to take appropriate steps to continue to drive high performance and profitable growth across the Company.  The Ashford Trust Board is composed of highly qualified directors, six out of seven of which are independent, whose goal is to continue to successfully create value for all shareholders.

Institutional Shareholder Services (ISS) has recommended that Ashford Trust shareholders vote “FOR” all of the Company’s director nominees, rejecting the efforts of UNITE HERE’s campaign against these director candidates.

UNITE HERE’S SHAREHOLDER PROPOSALS ARE NOT PROPERLY BROUGHT AND WILL NOT BE HEARD

In January 2015, the Company received seven proposals from UNITE HERE. UNITE HERE’s submission of these proposals did not meet the requirements of the Company’s Bylaws. The Company’s Bylaws are publicly filed and fully available to all members of the investor community.  While the Company values the opinions and input of all shareholders, we must insist that they follow the Bylaws and observe applicable law in making shareholder proposals. In addition, many of UNITE HERE’s proposals were in direct violation of applicable law as they dealt with regular business matters that are solely within the purview of the Board of Directors or management. Accordingly, on January 21, 2015, we advised UNITE HERE that, due to these matters, their proposals could not be brought at the Company’s annual meeting.

Despite knowing that their proposals were not properly brought and would not be heard at the Company’s annual meeting of shareholders, UNITE HERE issued its own proxy card containing the improper proposals. In doing so, UNITE HERE again violated applicable federal law by misleading the Company’s shareholders and ISS to believe that the UNITE HERE proposals were properly brought, lawful and would be heard at the Company’s annual meeting of shareholders.

The Company will not take a shareholder vote on these proposals, the proposals will not be heard at the Company’s annual meeting and the Company will not solicit proxies against these proposals.  Therefore, in order to have your vote properly recorded at the Company’s 2015 annual meeting of shareholders, we encourage you to vote on the WHITE proxy card.

YOUR VOTE IS EXTREMELY IMPORTANT — VOTE THE WHITE PROXY CARD TODAY

Your vote is extremely important, no matter how many or how few shares you own.  The Ashford Trust Board of Directors strongly urges you to protect the value in your investment by voting on the WHITE proxy card “FOR” ALL of the Ashford Trust director nominees and “FOR” the proposal to require shareholders to own at least 1% of the Company’s shares for one year in order to submit shareholder proposals.  The Board of Directors believes that this ownership requirement will help insure against frivolous, self-interested proposals brought to advance personal agendas and abuse the corporate governance process rather than enhance it.

Ashford Trust values the input and investment of all shareholders, but we do not believe a tactic of using a nominal holding in the Company’s shares to manipulate corporate governance for its bargaining advantage is in the best interest of our shareholders.  Please vote the WHITE proxy card today.

If you have questions or need assistance in voting contact

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

Call Collect (212) 929-5500

OR

Toll-Free (800) 322-2885

ABOUT ASHFORD HOSPITALITY TRUST

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States. Important Additional Information: Ashford Trust, its directors and certain of its officers and employees are participants in solicitations of Ashford Trust stockholders. Information regarding the names of Ashford’s directors and executive officers and their respective interests in Ashford Trust by security holdings or otherwise is set forth in the Company’s proxy statement for its 2015 annual meeting of stockholders, filed with the SEC on April 14, 2015. Additional information can be found in Ashford Trust’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015.. To the extent holdings of Ashford Trust’s securities have changed since the amounts printed in the proxy statement for the 2015 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication is not a substitute for any proxy statement, solicitation statement, registration statement, prospectus or other document Ashford may file with the SEC. STOCKHOLDERS ARE ENCOURAGED TO READ ANY ASHFORD PROXY STATEMENT, SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ASHFORD TRUST MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by Ashford Trust with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Ashford’s website at www.ahtreit.com. Forward-Looking Statements Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission. The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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